As filed with the Securities and Exchange Commission on September 9, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCHLUMBERGER N.V.

(SCHLUMBERGER LIMITED)

SCHLUMBERGER FINANCE CANADA LTD.

(Exact name of registrant as specified in its charter)

Schlumberger Limited Curaçao	Schlumberger Finance Canada Ltd. Alberta
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

1389	1389
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

52-0684746	00-0000000
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Schlumberger Limited 42 rue Saint-Dominique Paris, France 75007 +33 1-4062-1000	Schlumberger Finance Canada Ltd. 200, 125 – 9th Avenue S.E. Calgary, Alberta T2G OP6 Canada (713) 513-2000
5599 San Felipe, 17th Floor Houston, Texas, U.S.A. 77056 (713) 513-2000	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

62 Buckingham Gate London, United Kingdom SW1E 6AJ +44 20-3708-3000

Parkstraat 83 The Hague, The Netherlands 2514 JG +31 70-310-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Saul R. Laureles Director, Corporate Legal Affairs Schlumberger Limited 5599 San Felipe, 17th Floor Houston, Texas, U.S.A. 77056 (713) 513-2000	Copy to: Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166-0193 (212) 351-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Debt Securities of Schlumberger Finance Canada Ltd.	(1)	(1)	(1)	(2)
Guarantees of Senior Debt Securities of Schlumberger Finance Canada Ltd. by Schlumberger Limited (3)	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee.
(3)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantee.

PROSPECTUS

Schlumberger Finance Canada Ltd.

Senior Debt Securities

Fully and Unconditionally Guaranteed by

Schlumberger Limited

Schlumberger Finance Canada Ltd. (the “Company”) may, from time to time, offer to sell senior debt securities. Schlumberger Limited (the “Guarantor”), the ultimate parent company of the Company, will fully and unconditionally guarantee such senior debt securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities.

Investing in the securities involves risks. You should carefully consider the information in the “Risk Factors” section beginning on page 4 of this prospectus, including those risks incorporated by reference in this prospectus and in any prospectus supplement, before deciding whether to invest in the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 9, 2020

Neither the Company nor the Guarantor have authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. The business, properties, assets, results of operations, financial position or prospects of the Company and the Guarantor may have changed since that date. Neither the delivery of this prospectus nor of any prospectus supplement, nor any sale made thereunder, will imply that the information herein is correct as of any date subsequent to the date on the cover of those documents. Neither the Company nor the Guarantor is making an offer of these securities in any jurisdiction where the offer is not permitted.

As used in this prospectus, unless otherwise stated or the context otherwise requires:

•	the “Company” refers to Schlumberger Finance Canada Ltd.;

•	“Guarantor” or “Schlumberger” refers to Schlumberger Limited, the ultimate parent of the Company;

•	the “Schlumberger Group” refers to Schlumberger Limited and its consolidated subsidiaries, including the Company; and

•

“we,” “us” and “our” and similar expressions refer to Schlumberger Limited and its consolidated subsidiaries, including the Company, except when used in connection with “securities,” in which case these terms refer only to the Company.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

By using an automatic shelf registration statement, we may, at any time and from time to time, offer securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC’s rules and regulations, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus, the prospectus supplement and any pricing supplement, you should rely on the information in the prospectus supplement and any pricing supplement. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date of such document.

To understand the terms of the securities, you should carefully read this document, the applicable prospectus supplement and any applicable pricing supplement. Together, they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about the Schlumberger Group and Schlumberger’s financial statements. You can read the registration statement and exhibits on the SEC’s website as described under “Where You Can Find More Information.”

About the Guarantor

The Guarantor, together with its subsidiaries, is the world’s leading provider of technology for reservoir characterization, drilling, production and processing to the oil and gas industry. With product sales and services in more than 120 countries, Schlumberger supplies the industry’s most comprehensive range of products and services, from exploration through production, and integrated pore-to-pipeline solutions that optimize hydrocarbon recovery to deliver reservoir performance sustainably. As of June 30, 2020, we employed approximately 85,000 people representing over 170 nationalities.

The Guarantor was founded in 1926 and is incorporated under the laws of Curaçao. The Guarantor is the ultimate parent of the Company.

The Guarantor has executive offices in Paris, Houston, London and The Hague. The principal U.S. market for Schlumberger’s common stock is the New York Stock Exchange, where it is traded under the symbol “SLB.”

About the Company

Schlumberger Finance Canada Ltd. is incorporated in the Province of Alberta, Canada, and its executive offices are located at 200, 125 – 9th Avenue S.E., Calgary, Alberta. The Company’s principal activities are debt issuance and intercompany group financing. The Company is part of the Schlumberger Group, and all of the shares of the Company are owned indirectly by the Guarantor.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “predicts,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may,” “could,” “will” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” on page 4 and in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and the Company and the Guarantor in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	the Schlumberger Group’s forecasts or expectations regarding business outlook;

•	growth for the Schlumberger Group as a whole and for each of its segments (and for specified products or geographic areas within each segment);

•	oil and natural gas demand and production growth;

•	oil and natural gas prices;

•	pricing;

•	the Schlumberger Group’s response to, and preparedness for, the COVID-19 pandemic and other widespread health emergencies;

•	access to raw materials;

•	improvements in operating procedures and technology;

•	capital expenditures by the Schlumberger Group and the oil and gas industry;

•	the business strategies of the Schlumberger Group and its customers;

•	the Schlumberger Group’s digital strategy;

•	the Schlumberger Group’s restructuring efforts and charges recorded as a result of such efforts;

•	the Schlumberger Group’s effective tax rate;

•	the Schlumberger Group’s Asset Performance Solutions projects, joint ventures and alliances;

•	future global economic and geopolitical conditions; and

•	future results of operations.

These statements are subject to risks and uncertainties, including, but not limited to:

•	changing global economic conditions;

•	changes in exploration and production spending by the Schlumberger Group’s customers and changes in the level of oil and natural gas exploration and development;

•	the results of operations and financial condition of the Schlumberger Group’s customers and suppliers, particularly during extended periods of low prices for crude oil and natural gas;

•	the Schlumberger Group’s inability to sufficiently monetize assets;

•	the extent of future charges;

•	general economic, geopolitical and business conditions in key regions of the world;

•	foreign currency risk;

•	pricing pressure;

•	weather and seasonal factors;

•	unfavorable effects of health pandemics;

•	availability and cost of raw materials;

•	operational modifications, delays or cancellations;

•	challenges in the Schlumberger Group’s supply chain;

•	production declines;

•

the Schlumberger Group’s inability to recognize intended benefits from its business strategies and initiatives, such as digital or new energy, as well as its restructuring and structural cost reduction plans;

•

changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives;

•	the inability of technology to meet new challenges in exploration;

•	the competitiveness of alternative energy sources or product substitutes; and

•	other risks and uncertainties detailed in this prospectus and in the Guarantor’s most recent Forms 10-K, 10-Q, and 8-K filed with or furnished to the SEC.

If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to the Company or the Guarantor or to persons acting on their behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and both the Company and the Guarantor disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Risk Factors

Investing in the securities involves risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, respectively, before deciding whether to invest in the securities. These risks could cause the business, properties, assets, financial condition, results of operations, cash flows or prospects of the Company or the Guarantor to be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect the business and operations of the Company or the Guarantor.

Where You Can Find More Information

The Guarantor files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download its filings over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

In addition, the Guarantor’s SEC filings are available free of charge through its Investor Relations website at www.investorcenter.slb.com, as soon as reasonably practicable after such material is filed with or furnished to the SEC. Copies are also available, without charge, from Schlumberger Investor Relations, 5599 San Felipe, 17th Floor, Houston, Texas 77056.

Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found or provided at such internet addresses (including any information on or accessible through the Guarantor’s website) is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

The SEC allows us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document that the Guarantor has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Schlumberger Group and its financial condition, business and results.

We are incorporating by reference into this prospectus the following documents listed below and any other filings made by the Guarantor under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of any offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement or pricing supplement:

•

the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on January  22, 2020 (including the portions of the proxy statement for the Guarantor’s 2020 annual meeting of stockholders incorporated by reference therein);

•	the Guarantor’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on April 22, 2020 and July 29, 2020, respectively; and

•

the Guarantor’s Current Reports on Form 8-K as filed with the SEC on February  14, 2020, April  1, 2020, April  17, 2020 (Item 8.01 only), June  16, 2020 (Item 2.05 only), June  26, 2020, July 24, 2020 (Item  5.02 only) and August 11, 2020.

Any statement contained in this prospectus and any accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus and any accompanying prospectus or in any other document subsequently filed with the SEC that is or is deemed to be incorporated by reference in this prospectus and any accompanying prospectus modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus.

If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe Street, 17th Floor

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on or accessible through the Guarantor’s website) is incorporated by reference into this prospectus.

Use of Proceeds

Unless we otherwise state in a prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes of the Schlumberger Group. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including the Guarantor’s common stock.

Description of Debt Securities

The following is a general description of the debt securities that the Company may issue from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of Debt Securities,” the terms “we,” “us” and “our” and similar expressions refer to the Company and not to any of its consolidated subsidiaries; and the terms “Guarantor” and “Schlumberger” refer to our parent company, Schlumberger Limited, and not to any of its subsidiaries, in each case unless otherwise stated or the context otherwise requires.

Certain defined terms used in this description but not defined below have the meanings assigned to them in an indenture, which we refer to as the indenture, to be entered into among us, Schlumberger Limited, as guarantor, and The Bank of New York Mellon, as trustee, as may be amended, modified and/or supplemented from time to time.

General

The debt securities that we may issue will be senior debt securities that will be issued under the indenture. In addition, the indenture may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indenture. The Guarantor will fully and unconditionally guarantee the debt securities under a guarantee contained in the indenture (the “Guarantee”). You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities that can be issued thereunder and provides that the debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities of the series to be issued;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of and interest, if any, on the debt securities of the series will be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the indenture;

•

the date or dates from which such interest will accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed by us, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series will be payable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or events of default set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees on the debt securities of the series, if different from the provisions set forth in the indenture;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

•

whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common shares or other securities of any kind of the Company or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

any and all additional, eliminated or changed terms that will apply to the debt securities of the series, including any terms that may be required by or advisable under U.S. laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series; and

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and with any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indenture that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indenture and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indenture and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Guarantees

The Guarantor will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, the debt securities, and all other amounts payable under the indenture when and as they become due and payable, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance with the terms of the indenture. The debt securities will not be guaranteed by any of the Guarantor’s subsidiaries.

The Guarantor will:

•

agree that, if an event of default occurs under any of the debt securities, its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the indenture or any supplement thereto; and

•

waive its right to require the trustee or the holders of any of the debt securities to pursue or exhaust their legal or equitable remedies against the Company before exercising their rights under the guarantees.

Ranking of the Debt Securities and the Guarantee

The debt securities of any series will be:

•	senior unsecured obligations of the Company and will rank equally and ratably with all of the Company’s other unsecured and unsubordinated indebtedness; and

•	guaranteed on a senior unsecured basis by the Guarantor, which Guarantee will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Guarantor.

Additional Amounts

All payments made by the Company under or with respect to its debt securities, or by the Guarantor with respect to its Guarantee, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company (or a successor), or the Guarantor (or a successor), is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made or deemed made by or on behalf of the Company, or the Guarantor (including the jurisdiction of any Paying Agent for the applicable debt securities) or any political subdivision thereof or therein (each, together with each Relevant Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made or deemed made by or on behalf of the Company under or with respect to its debt securities, as applicable, or the Guarantor under or with respect to its Guarantee, including payments of principal, redemption price, interest or premium, the Company or the Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the applicable debt securities after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)

any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of such debt securities or guarantees, as applicable, and the applicable Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such debt securities, the enforcement of rights under such debt securities or under the Guarantee or the receipt of any payments in respect of such debt securities or Guarantee;

(2)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of such debt securities for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the applicable debt securities been presented on the last day of such 30-day period);

(3)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)

any Tax imposed on or with respect to any payment by the Company or Guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such debt securities;

(5)

Taxes imposed on or with respect to a payment made to a holder of such debt securities who would have been able to avoid such withholding or deduction by presenting such debt securities (where presentation is required) to another paying agent;

(6)	any Taxes payable other than by deduction or withholding from payments under, or with respect to, such debt securities or the Guarantee;

(7)

any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such debt securities to comply with any written request of the Company or the Guarantor addressed to the holder to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the applicable Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the applicable Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;

(8)

any Canadian withholding Taxes applicable to a payment made to any holder or beneficial owner of the debt securities with which the Company, the Guarantor or a transferee of the debt securities do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(9)

any Canadian withholding Taxes imposed on a payment under or with respect to the debt securities or the Guarantee that is deemed under subsection 214(6) of the Income Tax Act (Canada) to be a dividend; or

(10)	any combination of items (1) through (9) above.

The Company and the Guarantor, jointly and severally, will indemnify and hold harmless the holders and beneficial owners of debt securities, and, upon written request of any holder or beneficial owner, reimburse such holder or beneficial owner for the amount of (i) any Taxes levied or imposed under the laws of Canada or any political subdivision thereof (“Canadian Taxes”) and payable by such holder or beneficial owner in connection with payments made under or with respect to the debt securities held by such holder or beneficial owner or under the Guarantee (including, for greater certainty, any Taxes payable under Section 803 of the regulations under the Income Tax Act (Canada)); and (ii) any Canadian Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder or beneficial owner after such reimbursement will not be less than the net amount such holder or beneficial owner would have received if the Canadian Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed; provided, however, that the indemnification or reimbursement obligations provided for in this paragraph will not extend to Canadian Taxes (a) for which the applicable holder or beneficial owner would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (1) through (5) and (7) through (9) above (or any combination thereof) if the Company or the Guarantor had been required to withhold from such payments, (b) to the extent such holder or beneficial owner received Additional Amounts with respect to such payments or (c) to the extent any such Canadian Taxes are computed by reference to such holder or beneficial owner’s net income, revenue, profits or capital.

In addition to the foregoing, the Company and the Guarantor, as the case may be, will also pay and indemnify each beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by an applicable Tax Jurisdiction on the execution, delivery, issuance, or registration of the debt securities, or the related indenture, Guarantee or any other document or instrument referred to therein.

If the Company or the Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities or the Guarantee, the Company or the Guarantor, as the case may be, will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case the Company or Guarantor will notify the trustee promptly thereafter but no later than the business day prior to the relevant payment date) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate(s) must also set forth any other information reasonably necessary to enable the Paying Agents to pay such Additional Amounts to holders on the relevant payment date. The trustee will be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

The Company or the Guarantor, as the case may be, will make all withholdings and deductions required by law in respect of the debt securities, and will remit the full amount deducted or withheld to the applicable Tax authority in accordance with applicable law. The Company or the Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.

Upon reasonable written request, the Company or the Guarantor will furnish to the trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

Whenever in the indenture or in this “Description of Debt Securities” there is mentioned, in any context, the payment of amounts based upon the principal amount of the debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities or any Guarantee, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the indenture, any transfer by a holder or beneficial owner of the debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the applicable debt securities (or any Guarantee) and any political subdivision thereof or therein.

Notwithstanding any provision in the indenture, the debt securities or any Guarantee to the contrary, none of the trustee, the Registrar, any transfer agent or any Paying Agent will be required to determine the identity of a beneficial owner or be liable for any determination thereof by the Company or the Guarantor.

Optional Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof).

Redemption Upon Changes in Tax Law

The Company may redeem the debt securities (and the Guarantor may redeem any debt securities which it has guaranteed), in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of such debt securities (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the date fixed by the Company or the Guarantor, as applicable, for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such debt securities, the Company or the Guarantor, as applicable, is or would be required to pay Additional Amounts, and the Company or Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it (for avoidance of doubt, in the case of the Guarantor, by causing the payment to be made by the Company), and the requirement arises as a result of:

(1)

any amendment to, or change in, or change in the enforcement or interpretation of, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction which change or amendment becomes effective on or after the date of original issuance of the relevant debt securities (the “Issue Date) (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date), or

(2)

any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction, action taken by any legislative body or taxing authority or change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

Neither the Company nor the Guarantor, as applicable, will give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of the applicable debt securities was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the debt securities of such series pursuant to the foregoing, the Company or the Guarantor, as applicable, will deliver to the trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle the Company or the Guarantor to redeem such debt securities hereunder. In addition, before the Company or the Guarantor, as applicable, gives notice of redemption of such debt securities as described above, it will deliver to the trustee an officer’s certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Company or the Guarantor, as applicable, taking reasonable measures available to it.

The trustee will accept and will be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the debt securities of such series.

The foregoing will also apply mutatis mutandis to any jurisdiction in which any successor person to the Company or the Guarantor is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the debt securities of such series (or any Guarantee) and any political subdivision thereof or therein.

Selection and Notice

If fewer than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series in definitive, non-global form for redemption on a pro rata basis (or, in the case of debt securities issued in global form as discussed under “—Book-Entry, Delivery and Form,” such debt securities of such series to be redeemed will be selected in accordance with the procedures of the depository therefor) unless otherwise required by law or applicable stock exchange.

No debt securities in principal amount of less than the minimum authorized denomination can be redeemed in part. Unless otherwise described in a prospectus supplement relating to any debt securities, notices of redemption will be given at least 10 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the indenture.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of the debt securities called for redemption unless the Company or the Guarantor defaults in payment of the redemption price.

The trustee will not be liable for selections made as contemplated in this section. Notices to holders of definitive non-global securities will be mailed to them at their registered addresses. For any debt securities which are represented by global securities held on behalf of the relevant Debt Depository (as defined below under “—Book-Entry, Delivery and Form”), notices may be given by delivery of the relevant notices to the relevant Debt Depository for communication to entitled account holders in substitution for the aforesaid mailing.

Reports

So long as any debt securities are outstanding, the Guarantor will file with the trustee, within 15 days after the Guarantor files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Guarantor may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The Guarantor will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. The trustee will not have any obligation to determine if and when the Guarantor’s information is available on the SEC’s website. The Guarantor will either (i) provide the trustee with prompt written notification at such time as the Guarantor becomes or ceases to be a reporting company or (ii) continue to provide the trustee with the foregoing information. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including compliance by us or the Guarantor with any covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The indenture governing the debt securities will not obligate us to provide, and we do not intend to provide, holders of the debt securities with financial statements of the Company that are separate from the Guarantor’s.

Certain Covenants

Other than the restrictions on liens described below, the indenture and the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indenture and the debt securities also will not contain provisions that give holders of the debt securities the right to require the Company or the Guarantor to repurchase any debt securities in the event of a decline in credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

Limitation on Liens

The Guarantor will not, and will not permit any of its subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the debt securities (together with, if the Company or the Guarantor so determine, any of its other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the debt securities or guarantees) will be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of consolidated net worth as shown on the Guarantor’s most recent consolidated quarterly financial statements; provided, however, that these provisions will not apply to:

(1)	mortgages existing on the date of original issuance of any debt securities;

(2)

mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes a subsidiary (including a restricted subsidiary) of the Company or the Guarantor;

(3)

mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4)	mortgages in favor of the Company, the Guarantor or any other subsidiary of the Guarantor;

(5)

the mortgage of any of the Guarantor’s property or assets or any property or assets of any of its restricted subsidiaries in favor of the United States of America, Canada, or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6)	the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7)

mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8)

mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9)	mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt; and

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage will be limited to all or a part of the same property or assets that secured the mortgage extended, renewed or replaced, plus improvements on such property or assets.

The foregoing covenant and certain other provisions of the indenture use the following defined terms.

“capital stock” means (a) in the case of a corporation, corporate stock or shares in the capital of the corporation; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

“consolidated net worth” means the amount of total stockholders’ equity shown in the Guarantor’s most recent quarterly consolidated statement of financial position.

“mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“non-recourse debt” means indebtedness as to which (a) none of the Company, the Guarantor and its subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, the Guarantor or any of its other subsidiaries.

“person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of the Guarantor or any of its restricted subsidiaries, whether owned on or acquired after the Issue Date, unless, in the opinion of the board of directors of the Guarantor, such plant or facility or other asset is not of material importance to the total business conducted by the Guarantor and its restricted subsidiaries taken as a whole.

“restricted subsidiary” means any subsidiary of the Guarantor which owns a restricted property.

“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

Consolidation, Amalgamation, Merger and Sale of Assets

Neither the Company nor the Guarantor may consolidate, amalgamate or merge with or into any other person or transfer or lease all or substantially all of its assets to any person unless any successor or purchaser (if the Company or the Guarantor, as applicable, is not the surviving entity) expressly assumes its obligations under the debt securities by an indenture supplemental to the indenture to which the Company or the Guarantor is a party, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

It is possible that a merger, transfer, or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owners of debt securities or guarantees for new securities, which could result in beneficial owners of debt securities or guarantees recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities or guarantees under other tax laws to which the beneficial owners are subject.

Assumption by a Subsidiary

Any subsidiary of the Guarantor may, at its option, assume the obligations of the Company under the indenture and the debt securities, provided that:

(a)	such subsidiary expressly assumes such obligations in an assumption agreement or supplemental indenture duly executed and delivered to the trustee, and

(b)

immediately after giving effect to such assumption, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Upon any such assumption, the person so assuming the Company’s obligations under the indenture and the debt securities will succeed to, and be substituted for, and may exercise any right and power of, the Company under such debt securities and the indenture with the same effect as if such person had been the issuer thereof, and the Company will be released from its liability as obligor under such debt securities. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

An assumption of the Company’s obligations as the issuer of the debt securities by a subsidiary of the Guarantor may be treated for U.S. and Canadian federal income tax purposes as a taxable exchange of the Company’s debt securities for new debt securities issued by such subsidiary of the Guarantor. In that event, beneficial owners of such debt securities may recognize taxable gain for U.S. federal income tax purposes, as well as other possible adverse tax consequences. We do not expect that a taxable exchange of the Company’s debt securities for new debt securities will generally have any adverse Canadian federal income tax consequences. Beneficial owners of debt securities who are U.S. persons for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. and Canadian federal, state, provincial and local, and any other relevant, income tax consequences of an assumption of the Company’s obligations as issuer of debt securities by a subsidiary of the Guarantor.

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the officer’s certificate and resolution of the board of directors or the supplemental indenture pursuant to which a series of debt securities is issued:

•	the Company’s failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

•	the Company’s failure to pay principal on any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same become due and payable;

•

the Company’s failure to pay any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

•

the Company’s failure to comply with any of its covenants or agreements in any of the debt securities of such series or the indenture (other than an agreement or covenant that the Company has included in the indenture solely for the benefit of another series of debt securities that does not constitute part of the Company’s debt securities of such series) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities of such series of debt securities;

•

except as permitted by the indenture, the Guarantee of such series of the Company’s debt securities is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Guarantor, or any authorized person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under its Guarantee; and

•	certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor.

A default under one series of debt securities issued under the indenture will not necessarily be a default under another series of debt securities under the indenture. The trustee may withhold notice to the holders of the debt securities issued under the indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an event of default for a series of the Company’s debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may require the Company to pay immediately the principal amount plus accrued and unpaid interest on such debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to the Company (or with respect to the Guarantor), the principal amount plus accrued and unpaid interest on the Company’s debt securities of that series (or in the case of the Guarantor, all debt securities) will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of such outstanding debt securities of such series may in some cases rescind this accelerated payment requirement.

A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:

•	the holder gives the trustee written notice of a continuing event of default for such debt securities;

•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

•	the holder furnishes to the trustee indemnity or security reasonably satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series.

In most cases, holders of a majority in principal amount of the outstanding debt securities of any series issued by the Company (or of all outstanding debt securities affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indenture requires the Company to file with the trustee each year an officer’s certificate as to its compliance with the covenants contained in the indenture.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the debt securities of any series or Guarantee may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the debt securities of such series or Guarantee may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of debt securities of, such series) (other than in respect of a provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby).

Without the consent of each holder of outstanding debt securities of any series, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt securities of such series;

•	reduce the principal or change the stated maturity of any debt securities of such series;

•	reduce any premium payable on the redemption of any debt security of such series or change the time at which any debt security of such series may or must be redeemed;

•	change any obligation to pay Additional Amounts on the debt securities of such series;

•	make payments on any debt security of such series payable in currency other than as originally stated in such debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security of such series;

•

make any change in the percentage of aggregate principal amount of the debt securities of such series necessary to waive compliance with certain provisions of the indenture the debt securities of such series were issued under or to make any change in this provision for modification; or

•	waive a continuing default or Event of Default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities of any series, the Company, the Guarantor and the trustee may amend or supplement the indenture, the applicable debt securities of any series or the Guarantee in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of the Company’s or the Guarantor’s obligations under the indenture, and such series of debt securities or the Guarantee, as applicable, by a successor upon any merger, amalgamation, consolidation or asset transfer in accordance with the requirements under “—Consolidation, Amalgamation, Merger and Sale of Assets” or to provide for the assumption of the Company’s obligations under the indenture by a subsidiary of the Guarantor in accordance with the requirements under “—Assumption by a Subsidiary” above;

•	to provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights the Company has under the indenture;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•

to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and will be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•

to evidence and provide for the acceptance and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional Events of Default with respect to any series of debt securities; and

•	to make any change that does not adversely affect any of its outstanding debt securities of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, will be deemed not to affect the rights under the indenture of the holders of securities of any other series. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it will be sufficient if such consent approves the substance of it.

No Personal Liability of Directors, Officers, Employees, Stockholders and Certain Others

No director, officer, employee, incorporator or similar founder, stockholder or member of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the applicable debt securities, indenture or Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance

The term defeasance means the discharge of the Company from some or all of its obligations under the indenture. If the Company deposits with the trustee funds or government obligations (as defined in the indenture) sufficient to make payments on any particular series of debt securities on the dates those payments are due and payable, then, at the Company’s option, either of the following will occur:

•	it will be discharged from its obligations with respect to the debt securities of such series, except as described in the paragraph immediately below (“legal defeasance”); or

•

it will no longer have any obligation to comply with the restrictive covenants under the indenture with respect to the debt securities of such series, and the related Events of Default will no longer apply to the Company (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option with respect to any series of debt securities, the Company and the Guarantor will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and any related Guarantee, and to have satisfied all other obligations under such debt securities, such Guarantee and the indenture, except as to (i) the Company’s obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities, pay Additional Amounts, maintain paying agencies, and hold moneys for payment in trust, and (ii) the obligation of the Company and the Guarantor to compensate and indemnify the trustee.

In the case of covenant defeasance, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the indenture, however, the remainder of the indenture and such debt securities and the related Guarantee will be unaffected by the occurrence of covenant defeasance, and such debt securities will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In addition to the other requirements, we will be required to deliver to the trustee (i) an opinion of counsel or a tax ruling to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes, and (ii) an opinion of counsel or an advance tax ruling from the Canada Revenue Agency (or successor agency) to the effect that the beneficial owners of the debt securities will not recognize income, gain, or loss for Canadian federal, provincial or territorial income tax purposes as a result of the deposit and related defeasance and will be subject to Canadian federal, provincial or territorial income or other Canadian tax on the same amounts, in the same manner, and at the same times as would have been the case if such deposit and related defeasance had not occurred. If the Company elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service and from the Canada Revenue Agency (or successor agency) or changes in law to that effect.

Concerning the Trustee

The Bank of New York Mellon will be trustee under the indenture. The trustee performs services for the Guarantor and its subsidiaries in the ordinary course of business.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity or security reasonably satisfactory to it.

If the trustee becomes a creditor of the Company, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent and Registrar for the Debt Securities

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue in the Borough of Manhattan, City of New York. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more paying agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as paying agent.

We will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as registrar.

We will also maintain a transfer agent with an office in the Borough of Manhattan, City of New York. Each transfer agent will perform the functions of a transfer agent. Upon written notice to the trustee accompanied by an officer’s certificate, we may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee will act as such. The Company, the Guarantor or any of the Guarantor’s subsidiaries, upon notice to the trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time and the Paying Agent will make payments on and facilitate transfer of debt securities on our behalf.

We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in authorized denominations and will be issued in registered form only, without coupons.

We anticipate that the Debt Depository for the debt securities will be, and any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities in DTC (in the United States) through its direct and indirect participants, including Clearstream or Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in authorized denominations. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as Debt Depository for that global security and we do not appoint a successor Debt Depository within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of such decision in writing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to a Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the Guarantor, the trustee, any Paying Agent, Registrar or transfer agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Except as set forth above, owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but none of us, the trustee or any of our respective agents takes any responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear Bank S.A/N.V., or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of the Company, the Guarantor, the trustee, the Registrar, any Paying Agent or any transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Plan of Distribution

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with the Company or the Guarantor, if applicable, to indemnification by the Company or the Guarantor, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company, the Guarantor and our affiliates in the ordinary course of business.

Validity of the Securities

The validity of the debt securities and guarantees offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters of Canadian law will be passed upon by Bennett Jones, LLP, Calgary, Alberta.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Schlumberger Limited’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be paid by us in connection with the offering of the securities registered hereby. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Item	Amount
SEC registration fee	(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, we are deferring payment of all of the registration fee for the securities offered by this registration statement.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Schlumberger Limited

Article 10 of Schlumberger’s Articles of Incorporation and Article V of Schlumberger’s Amended and Restated By-laws contain provisions providing for indemnification of Schlumberger’s directors, officers, employees and agents. Article 10 of the Articles of Incorporation permits (but does not require) Schlumberger to indemnify directors, officers, employees and agents, except that indemnification is mandatory with respect to a current or former officer or director in the event of a “Change of Control” (as defined below) or if such current or former officer or director has been successful on the merits or otherwise in the defense of any action, suit or proceeding. Article V of Schlumberger’s Amended and Restated By-laws contains mandatory indemnification for current and former directors and officers as described below.

To the fullest extent permitted by applicable law, Schlumberger will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Schlumberger) by reason of the fact that he or she is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Schlumberger is required to indemnify any current or former officer or director of Schlumberger to the fullest extent allowed by the preceding paragraphs in the event of a “Change of Control.” “Change of Control” means a change in control of Schlumberger, which will be deemed to have occurred if at any time:

•

any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of Schlumberger representing 30% or more of the combined voting power of Schlumberger’s then outstanding shares without the prior approval of at least two-thirds of the members of our board of directors in office immediately prior to such entity, person or organization attaining such percentage interest;

•

Schlumberger is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of our board of directors in office immediately prior to such transaction or event constitute less than a majority of our board of directors thereafter; or

•

during any 15-month period, individuals who at the beginning of such period constituted our board of directors (including for this purpose any new director whose election or nomination for election by Schlumberger’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of our board of directors.

To the fullest extent permitted by applicable law, Schlumberger will indemnify any current or former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Schlumberger to procure a judgment in Schlumberger’s favor by reason of the fact that such person is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Schlumberger and except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been finally adjudged to be liable to Schlumberger for improper conduct unless and only to the extent that the court in which that action or suit was brought or any other court having appropriate jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction deems proper. Schlumberger is required to indemnify any present or former officer or director to the fullest extent allowed by this paragraph in the event of a Change of Control (as defined above).

Any indemnification under the preceding three paragraphs (unless ordered by a court) may be extended to current or former employees or agents of Schlumberger only as authorized by the Chief Executive Officer or by contract approved, or by-laws, resolution or other action adopted or taken, by Schlumberger’s board of directors or by Schlumberger’s stockholders.

Expenses (including attorneys’ fees) incurred by a current or former director or a current officer in defending any civil or criminal, administrative or investigative action, suit or proceeding will be paid by Schlumberger in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Schlumberger.

Schlumberger may pay such expenses (including attorneys’ fees) incurred by former officers or other employees and agents upon such terms and conditions, if any, it deems appropriate.

The indemnification and advancement of expenses described above are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of that person.

Schlumberger has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger in such a capacity for another corporation, partnership, joint venture, trust or other enterprise or entity against any liability asserted against that person and incurred by that person in any of those capacities or arising out of such person’s status as such, whether or not Schlumberger would have the power to indemnify such person against such liability.

References in this item 15 to Schlumberger include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, stands in the same position with respect to the resulting or surviving corporation as such person would have had with respect to such constituent corporation if its separate existence had continued.

References in this item 15 to “other enterprises” includes employee benefit plans; references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of Schlumberger” includes any service as a director, officer, employee or agent of Schlumberger which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of Schlumberger.”

A member of our board of directors, or a member of any committee designated by our board of directors, will, in the performance of such member’s duties, be fully protected in relying in good faith upon the records of Schlumberger and upon such information, opinions, reports or statements presented to Schlumberger by any of Schlumberger’s officers or employees, or committees of our board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Schlumberger.

In addition, Schlumberger maintains directors’ and officers’ liability insurance that insures against certain liabilities that the officers and directors of Schlumberger may incur in such capacities.

Schlumberger Finance Canada Ltd.

The bylaws of Schlumberger Finance Canada Ltd. provide that directors may not be held personally liable by reason of their mandate for any commitment they have validly made in the Company’s name, provided those commitments comply with the bylaws of the Company and Alberta law under the Business Corporations Act (Alberta) (the “ABCA”).

Under the ABCA, the Company may indemnify a present or former director or officer or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of the Company provide that, subject to the limitations contained in the ABCA, the Company will indemnify a director or officer, a former director or officer, or any other person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives against: (a) all costs, charges and expenses, including costs incurred in the defense of an action or proceeding and an amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer or any other person is made a party by reason of being or having been a director or officer of the Company or body corporate (or any other person is otherwise involved because of that association with the Company or such other body corporate); and (b) subject to the approval of the court, all other costs, charges and expenses reasonably incurred by him or her in connection with such action, except in respect of an action by or on behalf of the Company, or such body corporate, to procure a judgment in its favor. In each case, the indemnity is conditioned upon the indemnitee: (i) having acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, having had reasonable grounds for believing that his or her conduct was lawful. Notwithstanding the foregoing, each indemnitee will be entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such other body corporate if he or she was substantially successful on the merits of his defense of the action or proceeding and fulfills the conditions described in (i) and (ii) above.

Item 16. Exhibits.

Set forth below are the exhibits included as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

1	Form of Underwriting Agreement.*

3.1	Articles of Incorporation of Schlumberger Limited (Schlumberger N.V.), as amended on April 6, 2016 (incorporated by reference to Exhibit 3.1 to Schlumberger’s Current Report on Form 8-K filed on April 6, 2016).

3.2	Amended and Restated By-Laws of Schlumberger Limited (Schlumberger N.V.) (incorporated by reference to Exhibit 3 to Schlumberger’s Current Report on Form 8-K filed on July 22, 2019).

3.3	Articles of Incorporation of Schlumberger Finance Canada Ltd.

3.4	Bylaws of Schlumberger Finance Canada Ltd.

4.1	Form of Indenture.

4.2	Form of Debt Securities.*

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

Exhibit Number	Description

5.2	Opinion of STvB Advocaten (Europe) N.V.

5.3	Opinion of Bennett Jones LLP.

22	Issuer of Registered Guaranteed Debt Securities.*

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).

23.3	Consent of STvB Advocaten (Europe) N.V. (set forth in Exhibit 5.2).

23.4	Consent of Bennett Jones LLP (set forth in Exhibit 5.3).

24	Power of Attorney.

25	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Schlumberger Limited’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of September, 2020.

SCHLUMBERGER N.V. (Schlumberger Limited)

By:	/s/ HOWARD GUILD
Howard Guild
Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Olivier Le Peuch)	Chief Executive Officer and Director (Principal Executive Officer)	September 9, 2020

/S/ STEPHANE BIGUET (Stephane Biguet)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2020

/S/ HOWARD GUILD (Howard Guild)	Chief Accounting Officer (Principal Accounting Officer)	September 9, 2020

* (Patrick de La Chevardière)	Director	September 9, 2020

* (Miguel M. Galuccio)	Director	September 9, 2020

* (Tatiana Mitrova)	Director	September 9, 2020

* (Lubna S. Olayan)	Director	September 9, 2020

* (Mark G. Papa)	Chairman of the Board	September 9, 2020

* (Leo Rafael Reif)	Director	September 9, 2020

Signature	Title	Date

* (Henri Seydoux)	Director	September 9, 2020

* (Jeff W. Sheets)	Director	September 9, 2020

*By:	/s/ SAUL R. LAURELES
Saul R. Laureles
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, on the 9th day of September, 2020.

SCHLUMBERGER FINANCE CANADA LTD.

By:	/s/ TATYANA A. LAMBERT
Tatyana A. Lambert
Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* (Patrick Delisle)	Director	September 9, 2020

/S/ TATYANA A. LAMBERT (Tatyana A. Lambert)	Treasurer and Director	September 9, 2020

* (Mark O’Byrne)	President and Director	September 9, 2020

*By:	/s/ TATYANA A. LAMBERT
Tatyana A. Lambert
Attorney-in-Fact